UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 12, 2021
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 RDU Drive, Suite 200
Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

9920 Jefferson Boulevard
Culver City, California 90232
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On November 12, 2021, NantHealth, Inc. (the “Company”) entered into an Open Market Sale Agreement (the “Sale Agreement”) with Jefferies LLC (the “Sales Agent”) under which it may offer and sell up to $30,000,000 of shares of its common stock, par value $0.0001 per share (the “Shares”), from time to time through the Sales Agent. The sales and issuances of the Shares under the Sale Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (the “Registration Statement”) that was declared effective on May 6, 2021. The offering is described in the Company’s Prospectus, as supplemented by a Prospectus Supplement dated November 12, 2021, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2021 (together, the “Prospectus”).

Pursuant to the Sale Agreement, sales, if any, of the Shares, will be made under the Prospectus, by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including block transactions, sales made directly on the Nasdaq Global Select Market or sales made into any other existing trading market for the registrant’s common stock. The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts to sell the Shares from time to time, consistent with their normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company has agreed to pay the Sales Agent a commission of 3.0% of the aggregate gross proceeds from each sale of Shares pursuant to the Sale Agreement and to provide the Sales Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Sales Agent’s obligations to sell the Shares under the Sale Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company is not obligated to sell any Shares under the Sale Agreement and may at any time suspend solicitation and offers under the Sale Agreement. The Sale Agreement may be terminated by either party as set forth in the Sale Agreement.

The foregoing description of the Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, has issued a legal opinion relating to the validity of the Shares being offered pursuant to the Sale Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
10.1	Open Market Sale AgreementSM dated November 12, 2021, by and between NantHealth, Inc. and Jefferies LLC
23.1#	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

# Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	November 12, 2021	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer